SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 10, 2011

SeaBridge Freight Corp.
( a Nevada Corporation)

333-140567	71-0822436
(Commission File Number)	(IRS Employer Identification Number)

4644 West Gandy Blvd, ste 4-515
Tampa, FL 33611
(904) 477-6888

Michael D. Shea
4644 West Gandy Blvd, ste 4-515
Tampa, FL 33611
(904) 477-6888
 (Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01- Entry Into Material Definitive Agreement

    On March 10, 2011 SeaBridge Freight Corp. (a Nevada corporation) executed  an Agreement and Plan of Reorganization (the “Reorganization Agreement”) by and among the corporation, SeaBridge Freight, Inc., a Delaware corporation and a wholly owned subsidiary of the corporation, UGH Delaware Acquisition LLP, a Delaware limited liability partnership and wholly owned subsidiary of the corporation, UGH Texas Acquisition LP, a Texas limited partnership and wholly owned subsidiary of the corporation, University General Hospital, LP, a Texas limited partnership, University Hospital Systems, LLP, a Delaware limited liability partnership and the general partner of University General Hospital, LP (collectively “UGH”) pursuant to which we will acquire 100% of the limited partnership interests of UGH.

    SeaBridge Freight Corp. is the pioneer in creating the U.S. Marine Highway Industry, providing the most environmentally friendly, safe, cost efficient container-on-barge, blue water, intermodal freight service through geographical advantaged routes. The Company provides container-on-barge, break-bulk and out-of-gauge freight transport service between Port Manatee of Tampa Bay, FL and Port Brownsville, Texas. Utilizing a direct water route that is drastically shorter than a land route, the Company presents a more environmentally friendly alternative that economically connects the Mexico/ South Texas and Southeastern US markets. As a reliable alternative freight transportation option for shippers the Company’s services can be integrated with third party logistics providers, truckers and intermodal rail carriers to significantly lower freight costs. SeaBridge Freight Corp is headquartered in Palmetto, Florida.

ITEM 9.01 – Financial Statements and Exhibits

Exhibit

EXHIBIT         DESCRIPTION

Exhibit 99.1                    Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaBridge Freight Corp.

Date: March 10, 2011	By: /s/ Michael D. Shea
Name: Michael D. Shea Title: Chairman of the Board

Exhibit 99.1

SEABRIDGE FREIGHT AND UNIVERSITY GENERAL HOSPITAL ANNOUNCE A BUSINESS COMBINATION

HOUSTON, Texas – March 10, 2011 – SeaBridge Freight Corp. (TCSR) today announced the execution of  an Agreement and Plan of Reorganization (the “Reorganization Agreement”) by and among the corporation, SeaBridge Freight, Inc., a Delaware corporation and a wholly owned subsidiary of the corporation, UGH Delaware Acquisition LLP, a Delaware limited liability partnership and wholly owned subsidiary of the corporation, UGH Texas Acquisition LP, a Texas limited partnership and wholly owned subsidiary of the corporation, University General Hospital, LP, a Texas limited partnership, University Hospital Systems, LLP, a Delaware limited liability partnership and the general partner of University General Hospital, LP (collectively “UGH”) pursuant to the Reorganization Agreement, we will acquire 100% of the limited partnership interests of UGH. After closing, the new name for SeaBridge Freight Corp., will be changed to University General Health System, Inc.

“This business combination with University General is a significant milestone for SeaBridge Freight Corp. that is crucial to the future success of the public Company. We fully believe in their business model of the general acute care health care delivery system, and are excited to be part of the future of University General as shareholders,” stated Michael D. Shea, former Chairman and Chief Executive Officer of SeaBridge Freight Corp.

About SeaBridge Freight Corp.

SeaBridge Freight Corp. is the pioneer in creating the U.S. Marine Highway Industry, providing the most environmentally friendly, safe, cost efficient container-on-barge, blue water, intermodal freight service through geographical advantaged routes. The Company provides container-on-barge, break-bulk and out-of-gauge freight transport service between Port Manatee of Tampa Bay, FL and Port Brownsville, Texas. Utilizing a direct water route that is drastically shorter than a land route, the Company presents a more environmentally friendly alternative that economically connects the Mexico/ South Texas and Southeastern US markets. SeaBridge Freight Corp is headquartered in Palmetto, Florida.

University General Health System, Inc.

University General Health System ("University General") is a diversified, integrated, multi-specialty health care provider delivering concierge physician and patient oriented services providing timely, innovative health solutions which are uniquely competitive, efficient, and adaptive in today’s health care delivery system. The Company currently operates one hospital near the Houston medical center with plans for acquisitions and expansion in 2011.

Forward-Looking Statements

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements related to the future financial performance of the Company. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful execution of growth strategies, product development and acceptance, the impact of competitive services and pricing, general economic conditions, and other risks and uncertainties described in the Company’s periodic filings with the Securities and Exchange Commission.

For Additional Information, Please Contact:

Tyson Wallis – Investor Relations
281-482-9700 ext 103